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                               FORM OF CERTIFICATE

REGISTERED                                                            REGISTERED
NO. [     ]                                                            $ [     ]

                  MASSACHUSETTS RRB SPECIAL PURPOSE TRUST BEC-1
                                  CLASS [     ]
                           RATE REDUCTION CERTIFICATE


                            SCHEDULED
                              FINAL                 FINAL
       INTEREST           DISTRIBUTION           TERMINATION
         RATE                 DATE                   DATE              CUSIP
       --------           ------------           -----------           -----

REGISTERED OWNER:   Cede & Co.

PRINCIPAL AMOUNT:


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     This Certificate evidences a fractional undivided beneficial interest in an Underlying Note (as defined below) of the corresponding class issued by BEC Funding LLC and the proceeds thereof, held by a trust, as more fully described herein.

     This Certificate does not represent an interest in or obligation of The Commonwealth of Massachusetts, the Massachusetts Development Finance Agency or Massachusetts Health and




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Educational Facilities Authority (collectively, the "Agencies"), any other governmental agency or instrumentality or Boston Edison Company, a Massachusetts corporation ("Boston Edison"), or any of its affiliates. None of the Certificate, the Underlying Note or the underlying Transition Property (as defined in the Certificate Indenture) will be guaranteed or insured by The Commonwealth of Massachusetts, the Agencies, the Trust or any other governmental agency or instrumentality or by Boston Edison or its affiliates.

     Neither the full faith and credit nor the taxing power of The Commonwealth of Massachusetts, either of the Agencies or any other governmental agency or instrumentality is pledged to the payment of the principal of, purchase price of, or interest on, this Certificate or the Underlying Note, or to the payments in respect of the Transition Property, nor are The Commonwealth of Massachusetts, either of Agencies or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

     To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Certificate Indenture.

     THIS CERTIFIES THAT CEDE & CO., as nominee for The Depository Trust Company, for value received, is the registered owner of a Principal Amount (stated above) of nonassessable, fully-paid, fractional undivided beneficial interest in the related Underlying Note and the proceeds thereof held by Massachusetts RRB Special Purpose Trust BEC-1 (the "Trust"). The Trust is
created pursuant to a Declaration of Trust dated as of [          ], 1999 by The
Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Agencies, acting jointly as Settlors thereunder pursuant to Chapter 164 of the Massachusetts Acts of 1997 (the "Statute"). This Certificate is issued under and is subject to the terms, provisions, and conditions of, a Certificate
Indenture dated as of [         ], 1999 (the "Certificate Indenture"), by and
among The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), The Bank of New York, as Certificate Trustee (the "Certificate Trustee"), and the Trust, a summary of certain of the pertinent provisions of which is set forth below. This Certificate is one of the duly authorized class of Certificates designated as "Massachusetts RRB Special Purpose Trust BEC-1
Rate Reduction Certificates, Class [     ], " (herein called the "Class [     ]
Certificates"). The Class [     ] Certificates are one of a class of
Certificates issued under the Certificate Indenture (such Class [     ]
Certificates, together with other Certificates heretofore or hereafter issued under the Certificate Indenture being herein called the "Certificates"). The holder of this Certificate (the "Holder"), by virtue of its acceptance hereof, assents and agrees to be bound by the terms of the Certificate Indenture. This
Class [     ] Certificate represents a fractional undivided beneficial interest in the note of the corresponding class (the "Underlying Note") issued by BEC Funding LLC, as Note Issuer, together with the proceeds of the Underlying Note. The Underlying Note is secured by a security interest in the property right created under the Statute, pursuant to the order of the Massachusetts Department of Telecommunications and Energy, DTE-98-118, issued on April 2, 1999, as further clarified by the Order on the Agencies' Motion for Clarification dated May 21, 1999 (collectively, the "Financing Order"), representing the irrevocable right of Boston Edison or its assignee to be paid the amount that is determined in the Financing Order through the collection of certain usage-


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based, per kilowatt hour charges, as adjusted from time to time, payable by retail users, without regard to class, of Boston Edison's distribution system within its geographic service territory as in effect on July 1, 1997, together with certain related collateral, all as more fully described in the Note Indenture.

     The aggregate principal amount of all Certificates issued under the Certificate Indenture equals the aggregate principal amount of the Underlying Notes, and all such Certificates are and will be equally secured by the pledge and covenants made therein, except as otherwise expressly provided or permitted in the Certificate Indenture.

     Subject to and in accordance with the terms of the Certificate Indenture, there will be distributed on each March 15 and September 15 of each year or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on March 15, 2000 to the person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each, a "Record Date"), such Holder's fractional undivided interest in the payments made on the Underlying Note due on the related Payment Date, the receipt of which has been confirmed by the Certificate Trustee. Subject to and in accordance with the terms of the Certificate Indenture, in the event that a Special Payment on the Underlying Note is received by the Certificate Trustee, from funds then available to the Certificate Trustee, there will be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered on the Record Date preceding the Special Distribution Date, as applicable, such Holder's fractional undivided share of such amount. The Special Distribution Date will be determined as provided in the Certificate Indenture. The Certificate Trustee will mail notice of each Special Payment and the related Special Distribution Date to the Holder as provided in the Certificate Indenture.

     Distributions on this Certificate will be made as provided in the Certificate Indenture by the Certificate Trustee by wire transfer or check mailed to the Holder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Certificate Indenture and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Certificate Trustee in The City of New York.

     Subject to and in accordance with the terms of the Certificate Indenture, the Trust has represented and warranted under the Certificate Indenture that the Trust constitutes a "special purpose trust" and a "financing entity" under
Section 1H(a) of the Statute, and that the Certificates constitute "electric rate reduction bonds" under Section 1H(a) of the Statute and that the Holders are entitled to the rights and benefits thereunder. Pursuant to Section 1H(b)(3) of the


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Statute, The Commonwealth of Massachusetts, has pledged and agreed with the Note
Issuer, the Trust and the Holders (the "Commonwealth Pledge") as follows:

          [T]he [C]ommonwealth [of Massachusetts] does hereby pledge and agree with the owners of the transition property and holders of electric rate reduction bonds that the [C]ommonwealth [of Massachusetts] shall not (i) alter the provisions of this chapter which make the transition charges imposed by the financing order irrevocable and binding or (ii) limit or alter the reimbursable transition costs amounts, transition property, financing orders, and all rights thereunder until the electric rate reduction bonds, together with the interest thereon, are fully met and discharged.

     In addition, the Trust has pledged and agreed with the Note Issuer and the Holders that it will not act in a manner inconsistent with the Commonwealth Pledge and will not take any action that would impair any rights of the Note Issuer or the Holders in the Notes, the Transition Property or the Certificates.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Trustee, by manual signature, this Certificate shall be entitled to any benefit under the Certificate Indenture or any other Basic Document or be valid for any purpose.

     THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

     Any reduction in the principal amount of any Certificate effected by any distribution in respect of principal thereof shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration or transfer thereof or in lieu thereof, whether or not noted thereon.

     It is expressly agreed and understood by the parties hereto that (a) this Certificate is executed by The Bank of New York (Delaware) and authenticated and delivered by The Bank of New York, not individually or personally but solely as Delaware Trustee and Certificate Trustee, respectively, on behalf of the Trust in the exercise of the powers and authority concerned and vested in them, (b) the representations, undertakings and agreements herein made by the Delaware Trustee and Certificate Trustee on behalf of the Trust are made and intended not as personal representations, undertakings and agreements of either trustee, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on The Bank of New York (Delaware) or The Bank of New


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York, individually or personally, to perform any covenant either expressed or implied herein, except in their capacity as Delaware Trustee and Certificate Trustee, respectively, all such liability being expressly waived by all Persons, and (d) under no circumstances shall The Bank of New York (Delaware) or The Bank of New York be personally liable for the payment of any indebtedness or expenses of the Trust, or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Certificate Indenture.













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     IN WITNESS WHEREOF, the Delaware Trustee on behalf of the Trust has caused this Certificate to be duly executed.

                                        MASSACHUSETTS RRB SPECIAL
                                        PURPOSE TRUST BEC-1

                                        By:  THE BANK OF NEW YORK
                                             (DELAWARE), not in its individual
                                             capacity but solely as Delaware
                                             Trustee



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:











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